Exhibit No. 99.2

1900 Grant Street Suite #720 Denver, CO 80203 (303) 951-7920

FOR IMMEDIATE RELEASE

Contact: MDC GROUP Investor and Media Relations: 414-351-9758

RECOVERY ENERGY, INC.  ANNOUNCES THE FILING OF ITS 2012 ANNUAL
REPORT ON FORM 10K

APRIL 18, 2013 – Denver, CO –  Recovery Energy, Inc. (NASDAQ: RECV) (the “Company”), an independent oil and gas exploration and production company with operations and assets in the Denver-Julesburg (DJ) Basin, filed its 2012 annual report on Form 10K with the Securities and Exchange Commission (SEC).

Please access and review the Company’s 2012 annual report on Form 10K which is available free of charge at the SEC’s website (www.sec.gov), or the Company’s website (www.recoveryenergyco.com).

About Recovery Energy, Inc.

Recovery Energy, Inc. (RECV) is a Denver-based independent oil and gas exploration and production company that operates in the Denver-Julesburg (DJ) Basin where it holds approximately 144,000 gross, 129,000 net acres.  Recovery Energy’s focus is to grow reserves and production through a combination of acquisitions and conventional and unconventional drilling activity, targeting the various oil-bearing formations that produce in the DJ Basin.

This press release may include “forward-looking statements” as defined by the Securities and Exchange Commission (the "SEC"), including statements, without limitation, regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. Such forward-looking statements relate to, among other things the Company's: (1) proposed exploration and drilling operations, (2) expected production and revenue, and (3) estimates regarding the reserve potential of its properties.  These statements are qualified by important factors that could cause the Company’s actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) the Company’s ability to finance its continued exploration and drilling operations, (2) positive confirmation of the reserves, production and operating expenses associated with the Company's properties; and (3) the general risks associated with oil and gas exploration and development, including those risks and factors described from time to time in the Company’s reports and registration statements filed with the SEC.